                                                                    EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           Bank of America Corporation

                            Monarch Acquisition, Inc.

                                       and

                            National Processing, Inc.

                            Dated as of July 12, 2004

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                                TABLE OF CONTENTS

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
ARTICLE I             THE MERGER................................................................................       1

         Section 1.1       The Merger...........................................................................       1
         Section 1.2       Closing..............................................................................       1
         Section 1.3       Effective Time.......................................................................       2
         Section 1.4       Articles of Incorporation and Code of Regulations....................................       2
         Section 1.5       Directors and Officers of the Surviving Corporation..................................       2
         Section 1.6       Further Assurances...................................................................       2


ARTICLE II            EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES...........................       2

         Section 2.1       Effect on Capital Stock..............................................................       2
         Section 2.2       Exchange of Certificates.............................................................       3
         Section 2.3       Treatment of Company Options and Other Equity Awards.................................       5
         Section 2.4       Dissenters' Rights...................................................................       5
         Section 2.5       Adjustments to Prevent Dilution......................................................       6
         Section 2.6       Withholding Rights...................................................................       6


ARTICLE III           REPRESENTATIONS AND WARRANTIES............................................................       6

         Section 3.1       Representations and Warranties of Company............................................       6
         Section 3.2       Representations and Warranties of Parent and Merger Sub..............................      19


ARTICLE IV            COVENANTS RELATING TO CONDUCT OF BUSINESS.................................................      21

         Section 4.1       Conduct of Business..................................................................      21
         Section 4.2       Acquisition Proposals................................................................      24


ARTICLE V             ADDITIONAL AGREEMENTS.....................................................................      25

         Section 5.1       Preparation of Proxy Statement; Shareholders Meeting.................................      25
         Section 5.2       Access to Information; Confidentiality...............................................      26
         Section 5.3       Reasonable Best Efforts; Cooperation.................................................      27
         Section 5.4       Employee Benefits....................................................................      28
         Section 5.5       Indemnification; Directors' and Officers' Insurance..................................      29
         Section 5.6       Public Announcements.................................................................      30
         Section 5.7       Section 16(b)........................................................................      31
         Section 5.8       Tax-Sharing Agreement................................................................      31
         Section 5.9       Parent Acknowledgement...............................................................      31
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                                      -i-

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                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE VI            CONDITIONS PRECEDENT......................................................................      31

         Section 6.1       Conditions to Each Party's Obligation to Effect the Merger...........................      31
         Section 6.2       Conditions to Obligations of Parent and Merger Sub...................................      32
         Section 6.3       Conditions to Obligations of the Company.............................................      33


ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER.........................................................      34

         Section 7.1       Termination..........................................................................      34
         Section 7.2       Effect of Termination................................................................      35
         Section 7.3       Amendment............................................................................      35
         Section 7.4       Extension; Waiver....................................................................      35
         Section 7.5       Fees and Expenses....................................................................      35


ARTICLE VIII          GENERAL PROVISIONS........................................................................      36

         Section 8.1       Nonsurvival of Representations and Warranties........................................      36
         Section 8.2       Notices..............................................................................      36
         Section 8.3       Interpretation.......................................................................      37
         Section 8.4       Counterparts.........................................................................      38
         Section 8.5       Entire Agreement; No Third-Party Beneficiaries.......................................      38
         Section 8.6       Governing Law........................................................................      39
         Section 8.7       Assignment...........................................................................      39
         Section 8.8       Consent to Jurisdiction..............................................................      39
         Section 8.9       Specific Enforcement.................................................................      39
         Section 8.10      Severability.........................................................................      39
         Section 8.11      Disclosure Letters...................................................................      39
         Section 8.12      Parent Commitment....................................................................      40
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                                      -ii-

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                             TABLE OF DEFINED TERMS

TERM                                                                                                                 PAGE
----                                                                                                                 ----
ABN AMRO........................................................................................................      40
Acquisition Proposal............................................................................................      24
affiliate.......................................................................................................      38
Agreement.......................................................................................................       1
Business........................................................................................................      40
Certificate.....................................................................................................       3
Certificate of Merger...........................................................................................       2
Charge Card.....................................................................................................      41
Closing.........................................................................................................       1
Closing Date....................................................................................................       2
Code............................................................................................................       6
Company.........................................................................................................       1
Company Benefit Plans...........................................................................................      12
Company Common Stock............................................................................................       3
Company Disclosure Letter.......................................................................................       6
Company Option..................................................................................................       5
Company Preferred Stock.........................................................................................       8
Company Recommendation..........................................................................................      17
Company SEC Documents...........................................................................................      10
Company Shareholder Approval....................................................................................      17
Company Shareholders Meeting....................................................................................      26
Company Subsidiaries............................................................................................       7
Company Subsidiary..............................................................................................       7
Confidentiality Agreement.......................................................................................      27
Dissenting Shareholder..........................................................................................       5
Dissenting Shares...............................................................................................       5
Effective Time..................................................................................................       2
Employees.......................................................................................................      29
Environmental Law...............................................................................................      18
ERISA...........................................................................................................      12
ERISA Affiliate.................................................................................................      13
Exchange Act....................................................................................................       9
Exchange Fund...................................................................................................       3
Excluded Shares.................................................................................................       3
Federal Reserve Board...........................................................................................       9
Foreign Antitrust Laws..........................................................................................       9
GAAP............................................................................................................      10
Governmental Entity.............................................................................................       9
Group...........................................................................................................      15
Hazardous Substance.............................................................................................      18
HSR Act.........................................................................................................       9
Indemnified Parties.............................................................................................      30

Intellectual Property Rights....................................................................................      17
IRS.............................................................................................................      15
knowledge.......................................................................................................      38
Liens...........................................................................................................      38
MasterCard......................................................................................................      41
Material Adverse Effect.........................................................................................       7
Material Contract...............................................................................................      16
Merger..........................................................................................................       1
Merger Consideration............................................................................................       3
Merger Sub......................................................................................................       1
Multiemployer Plan..............................................................................................      14
Multiple Employer Plan..........................................................................................      14
NCC.............................................................................................................      15
New Plans.......................................................................................................      29
Noncompetition Agreement........................................................................................      31
NYSE............................................................................................................       9
OGCL............................................................................................................       1
Old Plans.......................................................................................................      29
Option Consideration............................................................................................       5
Parent..........................................................................................................       1
Parent Disclosure Letter........................................................................................      19
Paying Agent....................................................................................................       3
PBGC............................................................................................................      13
Permits.........................................................................................................      11
Permitted Liens.................................................................................................      38
person..........................................................................................................      38
Proxy Statement.................................................................................................       9
Representatives.................................................................................................      24
Restraints......................................................................................................      32
Sarbanes-Oxley..................................................................................................      11
SEC.............................................................................................................       6
Securities Act..................................................................................................       9
subsidiary......................................................................................................      38
Surviving Corporation...........................................................................................       1
Takeover Statute................................................................................................      17
Tax.............................................................................................................      16
Tax Returns.....................................................................................................      16
Termination Date................................................................................................      34
Termination Fee.................................................................................................      36
UAL Agreement...................................................................................................   19,33
VISA............................................................................................................      41

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 12, 2004, by and among National Processing, Inc., an Ohio corporation (the "Company"), Bank of America Corporation, a Delaware corporation ("Parent"), and Monarch Acquisition, Inc., an Ohio corporation and wholly owned indirect subsidiary of Parent ("Merger Sub").

                                R E C I T A L S:

      A. The respective Boards of Directors of the Company and Merger Sub have each determined that the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable, fair to and in the best interests of their respective companies and shareholders and accordingly have agreed to effect the Merger; and

      B. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and also to prescribe certain conditions to the Merger.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1 The Merger. In accordance with the Ohio General Corporation Law (the "OGCL"), Merger Sub will be merged with and into the Company at the Effective Time and the separate corporate existence of Merger Sub will thereupon cease. Following the Effective Time, the Company will be the surviving corporation (the "Surviving Corporation") and will be a wholly owned subsidiary of Parent. The Merger shall have the effects specified in the OGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.2 Closing. Unless otherwise mutually agreed between Parent and the Company, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Time at the offices of Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, no later than the fifth business day after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date but subject to the satisfaction or waiver of those conditions) set forth in Article VI (but no earlier than October 15, 2004). The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

      Section 1.3 Effective Time. As soon as practicable on the Closing Date or on such later date as shall be mutually agreed to by the parties to this Agreement, the Company and Parent will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Ohio Secretary of State in such form as is required by the relevant provisions of the OGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such later time as may be agreed in writing by the Company, Parent and Merger Sub and specified in the Certificate of Merger (the "Effective Time").

      Section 1.4 Articles of Incorporation and Code of Regulations. The articles of incorporation, including any amendments thereto set forth in the Certificate of Merger, and code of regulations of Merger Sub, as in effect immediately before the Effective Time, will be the articles of incorporation and code of regulations, respectively, of the Surviving Corporation (with such changes thereto as the parties may agree), until thereafter changed or amended as provided therein or by applicable law.

      Section 1.5 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      Section 1.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II

         EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

      Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company, Parent or Merger Sub:

      (a) Merger Sub's Common Stock. At the Effective Time, each common share, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable common share of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Owned Stock. Each common share, without par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time and owned by Parent, or Merger Sub, the Company or any Company Subsidiary (other than such shares held in a fiduciary, collateral, custodial or similar capacity, which will be converted pursuant to
Section 2.1(c)) will automatically be canceled and retired without payment of any consideration therefor and will cease to exist.

      (c) Merger Consideration. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares that are owned by Dissenting Shareholders that have properly exercised appraisal rights pursuant to Section 1701.85 of the OGCL (together, the "Excluded Shares")) will automatically be converted into the right to receive $26.60, without interest, in cash (the "Merger Consideration").

At the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist and each certificate (a "Certificate") formerly representing any such shares of Company Common Stock (other than the Excluded Shares) will cease to have any rights with respect thereto and shall thereafter represent only the right to receive the Merger Consideration less any required withholding Taxes upon surrender of such Certificate in accordance with Section 2.2.

      Section 2.2 Exchange of Certificates.

      (a) Paying Agent. Prior to the Effective Time, Merger Sub shall appoint the Company's registrar and transfer agent or such other exchange agent, United States bank or trust company as may be approved in writing by the Company (such approval not to be unreasonably withheld or delayed) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit or shall cause to be deposited with the Paying Agent, in a separate fund established for the benefit of the holders of shares of Company Common Stock for payment in accordance with the provisions of this
Article II through the Paying Agent (the "Exchange Fund"), cash sufficient to pay the aggregate Merger Consideration in exchange for certificates representing Company Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares).

      (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c), (i) a letter of transmittal (which must specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Company and Merger Sub may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate will be entitled to receive in exchange therefor cash in an amount (after giving effect to any required Tax withholdings) equal to the product of (i) the number of shares of Company Common Stock represented by such Certificate multiplied by (ii) the Merger Consideration. The Certificate so surrendered will forthwith be canceled. No interest will be paid or accrued on any amount payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment, shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the surrendered Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b) each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to this provision of this Article II. The Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock represented by such Certificate.

      (c) Stock Transfer Books. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were immediately outstanding prior to the Effective Time. If, after the Effective Time, Certificates other than Certificates evidencing Dissenting Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they will be canceled and exchanged for cash in the proper amount pursuant to this Article II.

      (d) Investment of Exchange Fund. The Paying Agent shall invest the Exchange Fund as directed by the Surviving Corporation; provided, that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration, or otherwise impair such holders' rights hereunder. Any interest and other income resulting from such investment will be paid to the Surviving Corporation.

      (e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by holders of Certificates for six months after the Effective Time, may at the option of the Surviving Corporation, be delivered to the Surviving Corporation. Any holders of Certificates (other than with respect to Excluded Shares) who have not heretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of (after giving effect to any required Tax withholdings) the Merger Consideration upon surrender of their Certificates, without any interest thereon.

      (f) No Liability. Immediately prior to the date on which any Merger Consideration, any cash payable to the holder of a Certificate pursuant to this
Article II or any dividends or distributions payable to the holder of a Certificate would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration or cash, dividends or distributions in respect of such Certificate will become the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto. None of Merger Sub, the Company, the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of Certificates in respect of any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (g) Lost, Stolen or Destroyed Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such

Certificate to be lost, stolen or destroyed and the posting by such person of a bond in customary amount and upon such terms as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (after giving effect to any required Tax withholding) due to such person pursuant to this Agreement. Any affidavit of loss presented pursuant to this Article II, must be in form and substance reasonably satisfactory to the Surviving Corporation.

      Section 2.3 Treatment of Company Options and Other Equity Awards.

      (a) Immediately prior to the Effective Time, each option to purchase a share of Company Common Stock (each, a "Company Option") then outstanding shall become fully vested and shall be converted into the right to receive, upon the exercise thereof, an amount in cash (without interest) equal to the excess, if any, of the Merger Consideration over the sum of (x) the exercise price per share of the Company Common Stock under the Company Option and (y) any applicable withholding Tax (the "Option Consideration"). Each outstanding Company Option so converted shall, immediately following such conversion, be cancelled and the holder thereof shall be entitled to receive, as soon as practicable thereafter, an amount of cash (without interest) equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option multiplied by (ii) the Option Consideration.

      (b) The compensation committee of the Board of Directors of the Company shall use commercially reasonable efforts to make such amendments and adjustments to or make such determinations with respect to the Company Options, restricted shares of Company Common Stock and other equity awards as are necessary to implement the provisions of this Section 2.3.

      Section 2.4 Dissenters' Rights. Shares of Company Common Stock that have not been voted for adoption of this Agreement and with respect to which appraisal must have been properly demanded in accordance with Section 1701.85 of the OGCL ("Dissenting Shares") will not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares (a "Dissenting Shareholder") fails to perfect or effectively withdraws or loses such holder's right to dissent from the Merger in accordance with the OGCL. Each Dissenting Shareholder shall be entitled to receive only the payment provided by Section 1701.85 of the OGCL with respect to shares of Company Common Stock owned by such Dissenting Shareholder. If a holder of Dissenting Shares so fails to perfect, effectively withdraws or otherwise becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, each of such holder's Dissenting Shares will cease to be a Dissenting Share and will be converted into and represent the right to receive the Merger Consideration, without interest and less any required withholding Taxes, upon the surrender of the Certificates representing such shares. The Company shall give Parent prompt written notice of any demands by Dissenting Shareholders received by the Company or the Surviving Corporation, withdrawals of such demands, and any other instruments served on the Company or the Surviving Corporation and any material correspondence received by the Surviving Corporation or the Company in connection with such demands. After the Effective Time, Parent shall conduct all negotiations and proceedings with respect to demands for appraisal under the OGCL and the Company will be entitled to participate in such negotiations only as and to the extent requested by Parent. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Dissenting Shares, compromise or offer to settle or settle any such demands or approve any withdrawal of any such demands. Any funds paid to Dissenting Shareholders shall be paid out of the Exchange Fund to the extent such payment is equal to or less than the Merger Consideration and, if greater, the excess shall be paid out of the assets of the Surviving Corporation.

      Section 2.5 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of Company Common Stock, or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration will be equitably adjusted to reflect such change.

      Section 2.6 Withholding Rights. The Surviving Corporation, Parent or the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any person such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, of 1986, as amended (the "Code") or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such amounts withheld shall be treated for purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      Section 3.1 Representations and Warranties of Company. Except as disclosed in the Company SEC Documents filed with the Securities and Exchange Commission (the "SEC") (it being understood that any matter set forth in the Company SEC Documents shall be deemed to qualify any representation or warranty in this
Article III only to the extent that the description of such matter in the Company SEC Documents would be reasonably inferred to be a qualification with respect to such representation or warranty) or as otherwise set forth in the company disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

      (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Ohio, and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other applicable entity power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of (i) its articles of incorporation and code of regulations, each as amended to date, and (ii) the articles of incorporation and bylaws (or similar organizational documents) of each of the Company Subsidiaries. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect on the financial condition, properties, assets, liabilities, business or results of operations of the relevant entity and its subsidiaries, taken together as a whole, or on the ability of the relevant entity to consummate the transactions contemplated herein, excluding any such effect resulting from or arising out of (i) changes or conditions generally affecting the United States economy, financial markets or the industries in which the relevant entity operates, except to the extent the relevant entity is materially and adversely affected in a disproportionate manner as compared to other comparable participants in such industry, (ii) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (iii) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located.

      (b) Subsidiaries. Section 3.1(b) of the Company Disclosure Letter sets forth all the subsidiaries of the Company (each a "Company Subsidiary," collectively, the "Company Subsidiaries")). Except as set forth in Section 3.1(b) of the Company Disclosure Letter, all outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) are free and clear of all Liens and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in Section 3.1(b) of the Company Disclosure Letter, all outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company Subsidiaries are beneficially owned, directly or indirectly, by the Company, and the Company does not, directly or indirectly, own more than 20% but less than 100% of the capital stock or other equity interest in any person.

      (c) Capital Structure. The authorized capital stock of the Company consists of 95,000,000 shares of Company Common Stock, and 5,000,000 preferred shares, without par value (the "Company Preferred Stock"). At the close of business on June 30, 2004: (i) 53,342,125 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Preferred Stock were issued and outstanding; and (iii) no shares of Company Common Stock were held in the treasury of the Company. The Company has outstanding Company Options to acquire 2,810,392 shares of Company Common Stock. Section 3.1(c) of the Company Disclosure Letter contains a true and complete list as of June 30, 2004 of all outstanding Company Options, and stock awards and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders. There are no phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company. All outstanding shares of capital stock of the Company are, and all shares that may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in this Section 3.1(c) or as permitted pursuant to Section 4.1(a), (A) there are not issued, reserved for issuance or outstanding (1) any shares of capital stock or other voting securities of the Company or any Company Subsidiary, (2) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any Company Subsidiary, or (3) any warrants, calls, options, preemptive rights, rights of first refusal or other rights to acquire from the Company or any Company Subsidiary, and no obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Company Subsidiary and (B) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company Subsidiary is a party to any voting agreement or proxy with respect to the voting of any such securities. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities of the Company having the right to vote) on any matter on which the Company's shareholders may vote.

      (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement, and, subject to the Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by the Company will not, (i) conflict with the articles of incorporation or code of regulations (or comparable organizational documents) of any of the Company or any Company Subsidiary, (ii) result in any breach, violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or creation or acceleration of any obligation or right of a third party or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or other authorization applicable to any of the Company or any Company Subsidiary or their respective properties or assets, (iii) subject to the governmental filings and other matters referred to in the following sentence, conflict with or violate any law applicable to the Company or any Company Subsidiary or their respective properties or assets or any judgment, order or decree to which the Company or any Company Subsidiary or their respective properties or assets have been specifically identified as subject or (iv) cause the suspension or revocation of any material authorization, consent, approval or license of the Company or any Company Subsidiary currently in effect, other than, in the case of clauses (ii) through (iv), any such breaches, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, court or administrative, regulatory or other governmental agency, commission or authority (each, a "Governmental Entity") is required by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) the filing with the SEC of (y) a proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") and (z) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and such filings with Governmental Entities to satisfy the requirements of state securities or "blue sky" laws; (C) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act");
(D) filings required under the antitrust and competition laws of foreign countries ("Foreign Antitrust Laws"), which are set forth on Section 3.1(d) of the Company Disclosure Letter; (E) filings required to be made with the New York Stock Exchange (the "NYSE"), (F) filing applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended, and the Federal Reserve Act, as amended; and (G) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company.

      (e)   SEC Reports and Financial Statements; Undisclosed Liabilities.

            (i) The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, with the SEC since January 1, 2001 (as such reports, schedules, forms, statements and documents have been amended or supplemented since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended or supplemented, as of the date of the last such amendment or supplement, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to make any filings with the SEC.

            (ii) The consolidated financial statements of the Company included in the Company SEC Documents filed prior to the date of this Agreement comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated statements of income, cash flows and shareholders' equity for the periods then ended (subject, in the case of interim financial statements, to normal year-end audit adjustments consistent with past practice), except that the interim financial statements do not contain all of the footnote disclosures required by GAAP.

            (iii) Except (A) as and to the extent disclosed in or reserved against in such financial statements, including the notes thereto, (B) as incurred in the ordinary course of business since the date of the most recent balance sheet included in the financial statements, (C) as disclosed in or reserved against in the Company SEC Documents or (D) obligations and liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any Company Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) as of the date of this Agreement that are required by GAAP to be disclosed in or reserved against on a consolidated balance sheet of the Company or that have had or would reasonably be expected to result in a Material Adverse Effect on the Company.

      (f) Absence of Certain Changes or Events. Except for liabilities contemplated by this Agreement and the transactions contemplated hereby, and except as disclosed in the Company SEC Documents, since January 1, 2004, (i) the Company and each of the Company Subsidiaries has conducted its respective operations only in the ordinary course of business consistent with past practice, (ii) there has not been a Material Adverse Effect on the Company and
(iii) neither the Company nor any Company Subsidiary has taken any action that if taken after the date of this Agreement, would violate the provisions of
Section 4.1(a).

      (g)   Compliance with Applicable Laws; Litigation.

            (i) The operations of the Company and each Company Subsidiary since January 1, 2003, have not been and are not being conducted in violation of any law, regulation of any Governmental Entity or any Permit applicable to or held by (as the case may be) the Company or any Company Subsidiary, except where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Since January 1, 2003, neither the Company nor any Company Subsidiary has received any written notice alleging any such violation, except where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in default under or in violation of any of the rules and regulations of VISA U.S.A., Inc., VISA International, Inc., MasterCard International, Inc. and any successor organizations or associations, except where such default or violation would not reasonably be expected to result in a Material Adverse Effect on the Company.

            (ii) The Company and each Company Subsidiary hold all licenses, permits, variances, consents, authorizations, waivers, grants, franchises, concessions, exemptions, orders, registrations and approvals of Governmental Entities necessary for the conduct of their respective businesses as currently conducted ("Permits"), except where the failure to hold such Permits, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Since January 1, 2003, neither the Company nor any Company Subsidiary has received written notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business except for such terminations, modifications or nonrenewals as, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Company.

            (iii) As of the date of this Agreement, there is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary as of the date of this Agreement that, if decided adversely to such person, would reasonably be expected to result in a Material Adverse Effect on the Company, or that seeks to enjoin or otherwise challenges the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Company Subsidiary is a party to or subject to the provisions of any judgment, order, writ, injunction or decree of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company.

            (iv) A list of all pending litigation, proceedings or investigations against the Company or any Company Subsidiary involving amounts in excess of $100,000, is included in Section 3.1(g)(iv) of the Company Disclosure Letter.

            (v) The Company and each of its officers and directors have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated under such Act or the Exchange Act ("Sarbanes-Oxley") and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. The Company has previously disclosed to Parent any of the information required to be disclosed by the Company and certain of its officers to the Company's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-K and Form 10-Q under the Exchange Act. Since the enactment of Sarbanes-Oxley, neither the Company nor any of its affiliates has made any loans to any executive officer or director of the Company in violation of Section 402 of Sarbanes-Oxley. Section 3.1(g)(v) of the Company Disclosure Letter lists all outstanding loans from the Company to any officer or director of the Company.

      (h)   Employee Benefit Plans.

            (i) With respect to (A) each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, employment, disability, death benefit, "cafeteria" benefits under Section 125 of the Code, hospitalization, medical insurance, life insurance, severance or other employee benefit plan, agreement or arrangement, including each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or with respect to which the Company or any Company Subsidiary has any liability, other than a plan or program operated by a Governmental Entity (such as government-operated workers' compensation or Social Security), (B) each change of control agreement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound, and (C) each plan, agreement, program or policy providing for "fringe benefits" to employees of the Company or any Company Subsidiary (collectively, the "Company Benefit Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary would be subject to any liability that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Company. Section 3.1(h) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan.

            (ii) Each Company Benefit Plan and its administration is in material compliance with its terms and all applicable laws, including ERISA, if applicable, except for any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. Except as provided in Section 3.1(h) of the Company Disclosure Letter, the plan sponsor of each Company Benefit Plan that is intended to be qualified under Section 401(a), 401(k) or 4975(e)(7) of the Code either (A) has received a favorable determination letter from the IRS as to the qualified status of such Company Benefit Plan or (B) has filed or will file a request with the IRS for such a favorable determination letter within the applicable remedial amendment period. All contributions to, and payments from, the Company Benefit Plans that are required to have been made in accordance with such Company Benefit Plans, ERISA or the Code have been made other than any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company and any of the Company Subsidiaries, no nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility, which would have a Material Adverse Effect on the Company, has occurred within the three years preceding the date of this Agreement with respect to any Company Benefit Plan.

            (iii) Neither the Company nor any trade or business, whether or not incorporated, which, together with the Company, would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or Sections 414(b) or (c) of the Code (an "ERISA Affiliate") has incurred any liability under Title IV of ERISA (other than for premiums pursuant to Section 4007 of ERISA which have been timely paid) or Section 4971 of the Code that has not been satisfied. No Company Benefit Plan has within the three years preceding the date of this Agreement, incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor is there any request pending before the IRS for any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code, nor has there been any prior such request granted with respect to any Company Benefit Plan where the minimum funding commitment has not yet been satisfied, nor has any Lien in favor of any Company Benefit Plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Neither the Company nor any ERISA Affiliate has been required to provide security to any defined benefit pension plan pursuant to Section 401(a)(29) of the Code that has not been released. With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (A) the fair market value of the assets of such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Benefit Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Company Benefit Plan, (B) within the three years preceding the date of this Agreement there has been no partial termination of any such Company Benefit Plan that has affected the Employees of the Company or any Company Subsidiary, and (C) none of the following events has occurred: (x) the filing of a notice of intent to terminate, (y) the treatment of a Company Benefit Plan amendment as a termination under
      Section 4041 of ERISA or (z) the commencement of proceedings by the Pension Benefit Guaranty Corporation (the "PBGC") to terminate a Company Benefit Plan. There has been no "reportable event" within the meaning of
      Section 4043 of ERISA and the regulations and interpretations thereunder which required a notice to the PBGC which has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would constitute grounds for the PBGC to institute involuntary termination proceedings with respect to any Company Benefit Plan that is subject to Title IV of ERISA.

            (iv) The Company does not have any obligation under any Company Benefit Plan or otherwise to provide health or death benefits to or in respect of former employees of the Company, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA or applicable state law.

            (v) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee, officer or director of the Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment that would not have been payable if such transactions had not been consummated, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

            (vi) Neither the Company nor any Company Subsidiary is a party to any agreement, contract or arrangement (including this Agreement) that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise Taxes under Section 4999 of the Code or any income Taxes under the Code.

            (vii) With respect to each Company Benefit Plan, the Company has made available to Parent a true and complete copy of: (A) each writing constituting a current part of such Company Benefit Plan, including all current Company Benefit Plan documents and trust agreements, and all amendments thereto; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any. Neither the Company nor any Company Subsidiary has made an enforceable commitment to make any new amendments to, or to adopt or approve any new, Company Benefit Plan. There are no Company Benefit Plans that are not evidenced by the written documents described in clause (A) above.

            (viii) No Company Benefit Plan is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). None of the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan that is subject to Title IV of ERISA.

            (ix) As of the date of this Agreement, there are no pending claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's knowledge, threatened against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that could reasonably be expected to result in any material liability of the Company or any Company Subsidiaries to the PBGC, the United States Department of Treasury, the United States Department of Labor, any Multiemployer Plan, any Company Benefit Plan or any participant in a Company Benefit Plan.

      (i)   Taxes.

            (i) The Company, each Company Subsidiary, and each consolidated, unitary, or combined group (a "Group") of which the Company or a Company Subsidiary has been a member, have filed all Tax Returns and reports required to be filed by them or a request for extensions to file such returns or reports has been timely filed, granted and has not expired, and all such filed returns and reports are complete and accurate in all material respects in so far as they relate to the Company or any Company Subsidiary;

            (ii) The Company and each Company Subsidiary have paid or withheld and remitted (or the Group has paid on their behalf) all Taxes shown due on such Tax Returns;

            (iii) The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;

            (iv) There are no pending or threatened audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company, a Company Subsidiary or any Group of which the Company or a Company Subsidiary has been a member. There is no dispute or claim concerning any material income Tax of any Group for any taxable period during which the Company or any Company Subsidiary was a member. Each deficiency resulting from any completed audit or examination relating to any amount of Taxes by any taxing authority or any concluded litigation has been timely paid;

            (v) There are no liens for Taxes upon the assets of the Company or any Company Subsidiary;

            (vi) Neither the Company nor any Company Subsidiary has any liability for Taxes for any person (other than the Company and the Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law);

            (vii) Neither the Company, nor any Company Subsidiary, nor any Group of which the Company or any Company Subsidiary has been a member, has waived any statute of limitation with respect to Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency;

            (viii) The Company and each Company Subsidiary have been included in the consolidated federal income Tax Return of the affiliated group of which National City Corporation ("NCC") is the common parent;

            (ix) Neither the Company nor any Company Subsidiary has executed or entered into with the Internal Revenue Service ("IRS"), or any taxing authority, a closing agreement pursuant to Section 7121 of the Code, or any similar provision of law, that will require any increase in taxable income or alternative minimum taxable income, or any reduction in Tax credits, for the Company or any Company Subsidiary for any taxable period ending after the Closing Date;

            (x) Neither the Company nor any Company Subsidiary has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any Company Subsidiary that will or would reasonably cause any such entity to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

            (xi) In the past five years, neither the Company nor any Company Subsidiary has distributed a corporation or has been distributed in a transaction that is reported to qualify under Code Section 355.

            (xii) As used in this Agreement, "Tax" means (A) any federal, state, local and foreign Taxes, assessments and other governmental charges, duties, impositions and liabilities, including Taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value-added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property Taxes, together with all interest, penalties and additions imposed with respect to such amounts,
      (B) any liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including any liability for Taxes as a member of a consolidated group under Treasury Regulation 1.1502-6) and (C) any liability for the payment of any amounts of the type described in clauses (A) or (B) as a result of any express or implied obligation to indemnify any other person. As used in this Agreement, "Tax Returns" means all domestic and foreign (whether national, federal, state, provincial, local or otherwise) Tax returns and reports required to be filed by or with respect to the Company or any Company Subsidiary.

      (j) Material Contracts. Section 3.1(j) of the Company Disclosure Letter sets forth a complete and accurate list of every contract to which the Company or any Company Subsidiary is a party to or bound by that (i) is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC); or (ii) limits or restricts the Company or any Company Subsidiary or that would, after the Effective Time, limit the Parent or any of its affiliates, or any successor thereto, from engaging or competing in any line of business or in any geographic area (each contract described in this Section 3.1(j), a "Material Contract"). Each Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as the case may be, and is in full force and effect, and neither the Company nor any Company Subsidiary, nor to the knowledge of the Company or any Company Subsidiary, any other party thereto, is in default or breach (or is in violation of a condition that, with the passage of time or the giving of notice, would cause such a default) in any respect under the terms of any such Material Contract, except for such breaches or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. In addition,
Section 3.1(j) of the Company Disclosure Letter also includes a list of referral agreements between the Company and any other party.

      (k) Labor Matters. Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement or other contract with a labor union or labor organization. Neither the Company nor any Company Subsidiary is subject to a dispute, strike, or work stoppage or proceedings asserting that such entity has committed an unfair labor practice, except as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, as of the date of this Agreement, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened, involving employees of the Company or any Company Subsidiary except for such formation as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect on the Company.

      (l) Intellectual Property. The Company and each Company Subsidiary owns or has a valid right to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications and registrations therefor, technology, trade secrets, know-how, computer software and tangible and intangible proprietary information and materials (collectively, "Intellectual Property Rights") as are necessary in connection with the business of the Company and any Company Subsidiary, taken as a whole, except where the failure to own or have a valid right to use such Intellectual Property Right would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has infringed, misappropriated or violated in any material respect any Intellectual Property Rights of any third party, except where such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect on the Company. To the knowledge of the Company, no third party infringes, misappropriates or violates any Intellectual Property Rights owned or exclusively licensed by or to the Company or any Company Subsidiary, except where such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect on the Company.

      (m) Voting Requirement. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock at the Company Shareholders Meeting to adopt this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger and the transactions contemplated hereby (the "Company Shareholder Approval").

      (n) State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that no "fair price," "moratorium," "control share acquisition" or other anti-takeover law (each, a "Takeover Statute") (including the control share acquisition provisions codified in Sections 1701.831 et seq. of the OGCL and the moratorium provision codified in the Section 1704.01 et seq. of the OGCL) is applicable to the Merger and the other transactions contemplated by this Agreement. The Board of Directors of the Company has (i) duly and validly approved this Agreement, (ii) determined that the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, (iii) unanimously resolved to recommend to such shareholders that they vote in favor of the Merger (the "Company Recommendation") and (iv) taken all corporate action required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated by this Agreement.

      (o) Brokers. Except for Morgan Stanley & Co. Incorporated, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      (p) Fairness Opinion. The Board of Directors of the Company has received the opinion of Morgan Stanley & Co. Incorporated, subject to the qualifications set forth therein, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders other than NCC.

      (q) Environmental Matters. Except for matters that would not reasonably be expected to result in a Material Adverse Effect on the Company: (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) to the knowledge of the Company, no property currently owned or operated by the Company or any of the Company Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance, which contamination would reasonably be expected to require remediation by the Company or any of the Company Subsidiaries pursuant to any Environmental Law; (iii) to the knowledge of the Company, no property formerly owned or operated by the Company or any of the Company Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation, which contamination would reasonably be expected to require remediation by the Company or any of the Company Subsidiaries pursuant to any Environmental Law; (iv) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of the Company Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of the Company Subsidiaries may be in violation of, or subject to, liability under any Environmental Law; (vi) neither the Company nor any of the Company Subsidiaries is subject to any written order, decree, injunction or indemnity with any Governmental Entity or any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (vii) to the knowledge of the Company, there are no other circumstances or conditions involving the Company or any of the Company Subsidiaries that would reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law. As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or legally binding agency requirement relating to: (i) the protection, investigation or restoration of the environment, health, safety or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used in this Agreement, the term "Hazardous Substance" means (i) any substance that is listed, classified, regulated or for which liability is imposed pursuant to any Environmental Law;
(ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (iii) any other substance that is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

      (r) Employment Agreements. Except as set forth in Section 3.1(r) of the Company Disclosure Letter, there exist no written or oral employment, consulting, noncompetition, severance, retirement, parachute, or indemnification agreements between the Company or any Company Subsidiary and any current or former officer, director, employee or agent of the Company or any Company Subsidiary. The Company has made available to Parent prior to the execution of this Agreement true and complete signed copies of each such agreement.

      (s) Payments Regarding NCC. Except as set forth in Section 3.1(s) of the Company Disclosure Letter, there exists no arrangement pursuant to which any officer or employee of NCC is, or may become entitled to any compensation from the Company or benefit under an employment, consulting, noncompetition, severance, retirement, parachute, or indemnification agreement or arrangement with the Company or any other Company Benefit Plan. Except as set forth in
Section 3.1(s) of the Company Disclosure Letter, there are no, nor will there be at the Effective Time any, amounts owing from the Company or any Company Subsidiary to NCC or any of its Affiliates.

      (t) UAL Transaction Agreements. Section 3.1(t) of the Company Disclosure Letter contains a complete list of all agreements between the Company or any Company Subsidiary, on the one hand, and any third party, on the other hand, that deals with or relates to the provision of authorization, processing, settlement, servicing, payment or other related activities with respect to debit cards and credit cards honored by United Air Lines, Inc. (the "UAL Agreements"). Complete copies of the UAL Agreements have been made available to Parent.

      Section 3.2 Representations and Warranties of Parent and Merger Sub. Except as disclosed in the Parent SEC Documents filed with the SEC (it being understood that any matter set forth in the Parent SEC Documents shall be deemed to qualify any representation or warranty in this Article III only to the extent that the description of such matter in the Parent SEC Documents would be reasonably inferred to be a qualification with respect to such representation or warranty) or as otherwise set forth in the parent disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

      (a) Organization, Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and code of regulations of Merger Sub, each as amended to date.

      (b) Authority; Noncontravention. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Parent and Merger Sub will not conflict with the certificate of incorporation or by-laws (or comparable organizational documents) of Parent or Merger Sub. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which Merger Sub is qualified to do business and such filings with Governmental Entities to satisfy the requirements of state securities or "blue sky" laws;
(ii) the filing of a premerger notification and report form by Parent under the HSR Act; (iii) any filings required under the Foreign Antitrust Laws; (iv) the filings, reports, registrations, notices, consents, approvals or authorizations required to be made by the NYSE and the Exchange Act; and (v) such consents, approvals, orders, authorizations, actions, registrations, declarations or filings the failure of which to be made or obtained (as applicable), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Parent or Merger Sub.

      (c) Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company shareholders or at the time of the Company Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (d) Litigation. As of the date of this Agreement, there is no investigation by a Governmental Entity or litigation, arbitration, or administrative proceeding pending against or, to the knowledge of Parent, threatened against Parent or Merger Sub as of the date of this Agreement that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the consummation of the transactions contemplated by this Agreement.

      (e) Financial Capability. Parent and Merger Sub, will have available at the Effective Time sufficient funds to enable Parent and Merger Sub to pay in full the Merger Consideration, the Option Consideration and all fees and expenses payable by Parent and Merger Sub in connection with this Agreement and the transactions contemplated thereby.

      (f) Brokers. Except for consultants paid for by Parent, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

      (g) Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the outstanding capital stock of Merger Sub is and at the Effect Time will be, owned by Parent or a direct or indirect subsidiary of Parent. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization, and except for this Agreement and any other agreements or arrangements contemplated by this Agreement and the transactions contemplated hereby and thereby, Merger Sub has not incurred, directly or indirectly through any subsidiary, any obligations or liabilities or entered into any agreement or arrangements with any person.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 4.1 Conduct of Business.

      (a)         Conduct of Business by the Company. Except as set forth on
                  Section 4.1(a) of the Company Disclosure Letter, or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations, use reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers, distributors, lessors and other persons having business dealings with them. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, without the prior written consent of Parent:

                  (i) (A) other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock, (C) except pursuant to agreements entered into, or in existence on or prior to the date of this Agreement (and previously disclosed to Parent), with respect to the Company Stock Plans, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, or (D) enter into any agreement with respect to the voting of its capital stock;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, calls, commitments, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares by one Company Subsidiary to the Company or any other Company Subsidiary or the issuance of shares of Company Common Stock upon the exercise of outstanding Company Stock Options under the Company Stock Plans or in connection with other outstanding awards under the Company Stock Plans, in each case, and in accordance with their present terms;

                  (iii) adopt or propose any amendment to its articles of incorporation or code of regulations (or other comparable organizational documents);

                  (iv) merge or consolidate the Company or any Company Subsidiary with any other person, except for any such transactions solely among wholly-owned Company Subsidiaries, or acquire by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire any material amount of assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice);

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets other than dispositions of properties and assets in the ordinary course of business consistent with past practice or dispositions of such properties and assets that, individually or in the aggregate, are not material to the Company or any Company Subsidiary, and the granting of Permitted Liens and Liens required under existing bank agreements;

                  (vi) except as required by law or as required by contracts or plans entered into or in existence on or prior to the date of this Agreement (and previously disclosed to Parent) and subject to Sections 4.1(a)(i) and (ii), (A) except for normal increases in salary and wages in the ordinary course of business consistent with past practice, grant any increase in the compensation, including, without limitation, bonuses and incentives, or benefits payable or to become payable by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant; (B) adopt, enter into, establish, make any new grants or award of, or amend or otherwise increase, reprice or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any Company Benefit Plan; (C) enter into or amend any employment, severance, change in control agreement or any similar agreement or any collective bargaining agreement or, except as required in accordance with the Company's severance policy in effect on the date of this Agreement and previously provided to Parent, grant any severance or termination pay to any officer, director, consultant or employee of the Company or any Company Subsidiaries; (D) pay or award any pension, retirement, allowance or other non-equity incentive awards, or other employee or director benefit not required by any outstanding Company Benefit Plan; (E) enter into any agreement, plan or arrangement that would be required to be listed on Section 3.1(s) of the Company Disclosure Letter; or (F) hire any employee at a compensation level expected to be more than $200,000 per annum;

                  (vii) (A) amend, terminate, or waive any material right or benefit under any Material Contract, other than in the ordinary course of business, (B) enter into any contract that would have been a Material Contract had it existed on the date of this

      Agreement, (C) enter into any contract that would restrict or prevent, after the Effective Time, Parent and its subsidiaries from engaging or competing in any line of business or in any geographic area, (D) enter into any contract that would restrict or prevent, after the Effective Time, the Company or any of its subsidiaries from (1) engaging or competing in any of Parent's businesses or in any geographic area or (2) pricing, to the extent such contract contains a provision that restricts pricing in any of Parent's businesses, and (E) enter into any contract that is material that contains a change-of-control provision that would be applicable to the Merger or the transactions contemplated by this Agreement;

                  (viii) pay, discharge, compromise or settle any litigation or other proceedings before a Governmental Entity for an amount in excess of $1,000,000, individually or in the aggregate, or which would be reasonably likely to have an adverse impact on the operations of the Company and the Company Subsidiaries taken together as a whole;

                  (ix) pay, discharge, settle, compromise or satisfy any material claims, liabilities or other obligations, other than in the ordinary course of business consistent with past practice or in accordance with their terms existing on the date hereof, or waive, release or assign any material rights or claims other than in the ordinary course of business consistent with past practice;

                  (x) implement or adopt any change in the accounting principles or procedures used by it unless required by GAAP or by law;

                  (xi) prepare or file any Tax Return inconsistent in any material respect with past practice or amend any Tax Returns except as required by law or, except in the ordinary course of business and consistent with past practice, make or rescind any express or deemed election or settle or compromise any claim or action relating to Taxes, or change any of its methods of accounting or of reporting income or deductions for Tax purposes unless required by GAAP (or, if applicable with respect to foreign subsidiaries, the relevant foreign generally accepted accounting principles) or by law;

                  (xii) incur or modify any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue or sell any debt, securities or warrants or other rights to acquire any debt security of the Company or any Company Subsidiary; except for indebtedness for borrowed money incurred in the ordinary course of business not to exceed $5,000,000 in the aggregate;

                  (xiii) make any loans, advances or capital contributions to any other person (other than to the Company or any of its wholly owned subsidiaries) other than in the ordinary course of business consistent with past practice; or

                  (xiv) authorize, or commit or agree to take, any of the foregoing actions; provided, however, that the limitations set forth in this Section 4.1(a) do not apply to any transaction to which the only parties are the Company and wholly owned subsidiaries of the Company.

      (b) Other Actions. Except as required by law or permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would reasonably be expected to cause any of its representations and warranties herein to be untrue or to result in any of the conditions to the Merger set forth in Article VI not being satisfied.

      Section 4.2 Acquisition Proposals.

      (a) None of the Company, any Company Subsidiary or any of the officers and directors of the Company or any Company Subsidiary shall, and the Company shall cause its and the Company Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant ("Representatives") retained by it or any Company Subsidiary) not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, (ii) any purchase of an equity interest representing an amount equal to or greater than a 5% voting or economic interest in the Company or
(iii) any purchase of assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of the Company and the Company Subsidiaries taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal").

      (b) None of the Company, any of the Company Subsidiaries or any of the officers and directors of the Company or the Company Subsidiaries shall, and the Company shall cause its and the Company Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (i) complying with its disclosure obligations under Rules 14d-9 and 14e-2 of the Exchange Act with regard to an Acquisition Proposal and (ii) at any time prior to, but not after, the time this Agreement is adopted by Company Shareholder Approval, (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably likely to result in, a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement, if the Board of Directors of the Company receives from the person so requesting such information, an executed confidentiality agreement containing provisions no more favorable to such person than those in the Confidentiality Agreement; (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal that constitutes, or is reasonably likely to result in, a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement, if the Board of Directors of the Company receives from such person an executed confidentiality agreement containing provisions no more favorable to such person than those in the Confidentiality Agreement (other than standstill provisions); or (C) recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (x) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is reasonably likely to be necessary in order for its directors to act in a manner consistent with their respective fiduciary duties under applicable law, and (y) in the case of clause (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside counsel) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal, the likelihood of obtaining financing, and the person making the proposal, and if consummated, would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement taking into account any change in proposal proposed by Parent and Parent shall have had written notice of the Company's intention to take the action referred to in clause (C) at least three business days prior to the taking of such action by the Company; provided, however, that any more favorable Acquisition Proposal referred to in clause (y) above must involve 50% rather than the 15% used in subsection (iii) of the definition of Acquisition Proposal.

      (c) The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 4.2(a) of the obligations undertaken in this Section 4.2. The Company agrees that it will notify Parent promptly, but in any event within two business days if any such written inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed on a current basis, and, in any event, within 48 hours of any changes in the status and terms of any such proposals or offers, including whether any such proposal has been withdrawn or rejected. The Company also agrees to provide any information to Parent that it is providing to another person pursuant to this
Section 4.2 at substantially the same time it provides it to such other person and that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of a transaction with the Company to return all confidential information furnished prior to the execution of this Agreement to or for the benefit of such person by or on behalf of it or any of its Subsidiaries. The Company agrees promptly, but in any event, within five days after the date of this Agreement, to request the return or destruction of all information and materials provided prior to the date of this Agreement by it, its affiliates or their respective Representatives with respect to the consideration or making of any Acquisition Proposal.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1 Preparation of Proxy Statement; Shareholders Meeting.

      (a) Proxy Statement. The Company shall use its reasonable best efforts to prepare and file, as promptly as practicable after the date of this Agreement, the Proxy Statement with the SEC and shall promptly notify Parent of receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC with respect to the Proxy Statement. The Company shall use its reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement and the Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable, but in no event later than 5 business days after the date the SEC staff advises it has no further comments thereon or that the Company may commence mailing the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the SEC prior to receiving Parent's approval, which approval shall not be unreasonably withheld or delayed.

      (b) The Company agrees that as to itself and each Company Subsidiary, (x) the Proxy Statement and any amendment or supplement thereto will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder by the SEC and (y) the information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement, in light of the circumstances under which they are made, not misleading.

      (c) Company Shareholders Meeting. The Company shall, as promptly as practicable following the date of this Agreement, convene and hold, a meeting of its shareholders (the "Company Shareholders Meeting") in accordance with applicable law, the Company's articles of incorporation and the Company's code of regulations for the purpose of obtaining the Company Shareholder Approval. To the extent necessary to act in a manner consistent with the fiduciary duties of the Board of Directors under applicable law, the Company Recommendation shall be included in the Proxy Statement and the Board of Directors of the Company shall use its reasonable best efforts to solicit and obtain such Company Shareholder Approval. In the event that subsequent to the date of this Agreement, the Board of Directors of the Company determines after consultation with outside counsel that it is necessary to withdraw, modify, or qualify the Company Recommendation in a manner adverse to Parent in order to act in a manner consistent with its fiduciary duties under applicable law, the Board of Directors may so withdraw, modify or qualify the Company Recommendation, provided, however, unless this Agreement is theretofore terminated, the Company shall nevertheless submit this Agreement to the holders of shares of Company Common Stock for adoption at the Company Shareholders Meeting.

      Section 5.2 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement, dated April 23, 2004, between the Company and Parent (the "Confidentiality Agreement"), the Company shall, and shall cause each Company Subsidiary to, upon reasonable notice and to the extent permitted under applicable law and the provisions of agreements to which the Company or a Company Subsidiary, as the case may be, is a party, afford to Parent and its Representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, commitments, personnel and records and other information concerning its business, properties and personnel as Parent may reasonably request. Parent shall hold, and shall cause its Representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement. Any investigation pursuant to this Section 5.2 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company or any Company Subsidiary; provided, however, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would violate any of its obligations with respect to confidentiality if the Company shall have used reasonable efforts (which shall not include the expenditure of funds) to obtain the consent of the third party to such disclosure.

      Section 5.3 Reasonable Best Efforts; Cooperation.

      (a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company further agrees to, and shall direct the Company Subsidiaries to, assist in obtaining customer and other consents required as a result of this Agreement and the transactions contemplated hereby. Subject to applicable law, the Company further agrees to, and shall direct the Company Subsidiaries to, reasonably assist and cooperate with Parent in any integration planning to take effect after consummation of the Merger; provided that any such integration planning takes place during normal business hours and does not unreasonably interrupt the operation of the business of the Company or the Company Subsidiaries as presently conducted. In addition, the Company further agrees to cooperate with Parent in connection with the implementation and assessment of internal controls over financial reporting to assist Parent with compliance with Section 404 of Sarbanes-Oxley and to take such other actions reasonably requested by Parent to further compliance with Sarbanes-Oxley and the rules and regulations promulgated thereunder by the SEC and NYSE; provided that any such cooperation takes place during normal business hours and does not unreasonably interrupt the operation of the business of the Company as presently conducted. Nothing set forth in this Section 5.3(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

      (b) Compliance with HSR Act. Parent and the Company shall (i) make the filings required of such party under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within ten days after the date of this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents or other materials received by such party from the Federal Trade Commission or the Department of Justice or any other Governmental Entity in respect of such filings or the Merger and the other transactions contemplated by this Agreement, and (iii) cooperate with the other party in connection with making any filing under the HSR Act and in connection with any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Entity under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable. Each of Parent and the Company will, and will cause each of their subsidiaries to, use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) the termination of all waiting periods under the HSR Act and not to extend any waiting period under the HSR Act. Prior to the termination of this Agreement, each party shall be required to prosecute, cooperate in, and defend against any litigation instituted by the Federal Trade Commission or the Department of Justice or any other Governmental Entity which seeks to restrain or prohibit the consummation of the Merger or which seeks to impose material limitations on the ability of Parent, the Surviving Corporation or any of their respective affiliates or subsidiaries to acquire, operate or hold, or to require Parent, Surviving Corporation or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of their assets or business or the Company's assets or business after the Closing Date.

      Section 5.4 Employee Benefits

      (a) Parent agrees that it shall cause the Surviving Corporation to provide compensation and benefits that are substantially comparable in the aggregate to the benefits currently provided to similarly situated employees of Parent or its subsidiaries, as applicable. Notwithstanding the foregoing, nothing contained herein shall obligate Parent, the Surviving Corporation or any affiliate of any of them to (x) maintain any particular Company compensation or benefit plan, (y) grant or issue any equity or equity-based awards or (z) retain the employment of any person employed by the Company or any Company Subsidiary immediately prior to the Effective Time (the "Employees").

      (b) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Employees after the Effective Time (the "New Plans"), each Employee shall receive credit for his or her service with the Company and its affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its affiliates have given credit for prior service), for purposes of eligibility, vesting and benefit accrual (but not (i) for purposes of eligibility for subsidized early retirement benefits, (ii) for purposes of benefit accrual under defined benefit pension plans and (iii) for any new program for which credit for benefit accrual for service prior to the effective date of such program is not given to similarly situated employees of Parent other than the Employees) to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plans (except to the extent such credit would result in a duplication of accrual of benefits). In addition, and without limiting the generality of the foregoing: (x) at the Effective Time, each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plans in which such Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (y) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents to the extent such pre-existing condition exclusions and actively-at-work requirements were inapplicable to or had been satisfied by such Employee and his or her covered dependents immediately prior to the Effective Time under the relevant Old Plan, and Parent shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

      Section 5.5 Indemnification; Directors' and Officers' Insurance.

      (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries or who is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee or agent of another person (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director, officer or employee of the Company or any Company Subsidiary or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before the Effective Time or asserted within six years after the Effective Time, the parties will cooperate and use their reasonable best efforts to defend against and respond thereto. For a period of six years after the Effective Time, Parent will indemnify and hold harmless, as and to the fullest extent provided by applicable law, the articles of incorporation and code of regulations of the Company and any agreement specifically listed in Section 5.5 of the Company Disclosure Letter, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party as provided by the articles of incorporation and code of regulations of the Company and any agreement set forth in Section 5.5 of the Company Disclosure Letter), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation.

      (b) Parent will use its reasonable best efforts to cause the individuals serving as officers and directors of the Company or any of the Company Subsidiaries immediately prior to the Effective Time to be covered for six annual periods after the Effective Time by directors' and officers' liability insurance not substantially less favorable to the insureds than the policy maintained by the Company immediately prior to the Effective Time (provided that Parent may substitute therefor policies, including so-called "tail" policies, of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such.

      (c) The provisions of this Section 5.5 will survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and his or her heirs and representatives.

      (d) The rights of the Indemnified Parties and their heirs and legal representatives under this Section 5.5 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or code of regulations of the Company or any Company Subsidiary, or under any other applicable laws.

      (e) The obligations of Parent and the Surviving Corporation under this Section 5.5 shall not be terminated or modified by Parent or the Surviving Corporation in a manner as to adversely affect any Indemnified Party to whom this Section 5.5 applies without the consent of the affected Indemnified Party. In the event that either Parent or the Surviving Corporation or any of their respective successors or assigns (A) consolidates with or merges into any other Person or (B) transfers at least 50% of its assets or property to any Person, then and in each such case, proper provision shall be made so that the applicable successors and assigns or transferees assume the obligations set forth in this Section 5.5.

      Section 5.6 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public announcement with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable law, fiduciary duties, court process or by obligations pursuant to any listing agreement with any national securities exchange.

      Section 5.7 Section 16(b).

      (a) Approval of Dispositions by Company's Board. Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities), in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be approved by Company's Board of Directors or a committee of two or more Non-Employee Directors of the Company (as such term is defined in Rule 16b-3 promulgated under the Exchange Act).

      (b) Content of Approval. Such approval shall specify: (i) the name of each officer or director, (ii) the number of securities to be disposed of for each named person, and (iii) that the approval is granted for purposes of exempting the transaction under Rule 16b-3 of the Exchange Act.

      Section 5.8 Tax-Sharing Agreement. Any Tax-sharing agreement between NCC and the Company or any Company Subsidiary will be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

      Section 5.9 Parent Acknowledgement. Parent acknowledges that, after the Effective Time, the Surviving Corporation and all of its subsidiaries shall remain subject to the terms of that certain Noncompetition Agreement dated as of July 11, 2001 by and among Affiliate Computer Services, Inc., ACS Data Entry, Inc., ACS Business Process Solutions, Inc., ACS Business Process Solutions de Mexico., S.A. de C.V., the Company, National Processing Company, LLC, NPC Internacional S.A. de C.V. and NPC International (Barbados) Holdings Limited (the "Noncompetition Agreement"). As required by Section 20 of the Noncompetition Agreement, Parent agrees that it is bound by the provisions of the Noncompetition Agreement but only with respect to the business, company or assets acquired by it pursuant to the Merger and not as to any other business, company or assets now or hereafter owned or operated by Parent or its subsidiaries (other than, after the Effective Time, the Surviving Corporation and all of its subsidiaries).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained in accordance with applicable law and the articles of incorporation and code of regulations of the Company, and the Company shall deliver evidence (i) of that approval and (ii) that holders of less than 10% of the shares of the Company's capital stock issued and outstanding immediately before the Closing are eligible to effectively assert their dissenters' rights pursuant to Section 1701.85 of the OGCL.

      (b) Governmental and Regulatory Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Entity required of Parent, Merger Sub, the Company or any Company Subsidiary to consummate the Merger, the failure of which to be obtained or taken is reasonably expected to materially impair the ability of the parties to consummate the Merger, must have been obtained.

      (c) HSR Act. The waiting period (including any extension thereof) applicable to the consummation of the Merger under the HSR Act must have expired or been terminated.

      (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

      Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Company set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Officer's Certificate. The Company must have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Section 6.2(a) and
Section 6.2(b) have been satisfied.

      (d) Commercial Agreements. The Company shall have delivered to Parent executed copies of each of the commercial agreements between the Company and NCC or an affiliate of NCC identified in Section 6.2(d) of the Company Disclosure Letter in a form reasonably satisfactory to Parent.

      (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval is required under any Material Contract to which the Company or any Company Subsidiary is a party.

      (f) Settlement Arrangement for the UAL Agreement. The Parent shall have received the releases, guarantees and other agreements set forth in
Schedule 6.2(f) of the

Company Disclosure Letter or otherwise reasonably requested by Parent, containing terms satisfactory to Parent, evidencing the allocation of liability pursuant to the UAL Agreement; provided, however, that Parent shall have used its reasonable best efforts to satisfy this condition, but in no event shall Parent be required to make any payment with respect thereto.

      (g) Consent Regarding ABN AMRO Merchant Services, LLC. The Company shall have obtained a waiver relinquishing the rights of ABN AMRO Merchant Services, LLC and Michigan National Bank to purchase the Company's 70% ownership interest in ABN AMRO Merchant Services, LLC and a waiver by all applicable parties of any restriction against competition contained in the applicable operating agreement affecting Parent or the Company after the Effective Time; provided, however, that Parent shall have used its reasonable best efforts to satisfy this condition, but in no event shall Parent be required to make any payment with respect thereto.

      (h) No Litigation. There shall be no claim, litigation, arbitration or administrative proceeding brought by a third-party seeking any injunction, writ, order, ruling, judgment, decision or decree or similar legal or arbitral adjudication seeking to limit Parent's or its Subsidiaries' business activities as a result of the consummation of the Merger or any of the transactions contemplated by this Agreement that has not been settled on terms satisfactory to Parent.

      Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein must be true and correct in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and on and as of the Closing Date, as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Parent or Merger Sub.

      (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

      (c) Officer's Certificate. Each of Parent and Merger Sub must have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in
Section 6.3(a) and Section 6.3(b) have been satisfied.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination.

      (a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by mutual written consent of Parent and the Company.

      (b) Termination by Parent or the Company. This Agreement may be terminated at any time prior to the Effective Time, by action of either Parent or the Company:

                  (i) if the Merger shall not have been consummated by November 30, 2004 whether such date is before or after the Company Shareholder Approval (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) is not available to any party whose breach of any provision of this Agreement results in or causes the failure of the Merger to be consummated by such time;

                  (ii) if the Company Shareholders Meeting (including any adjournment or postponement thereof) shall have concluded without the Company Shareholder Approval having been obtained; or

                  (iii) if any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) is not available to any party whose breach of any provision of this Agreement results in or causes such Restraint or the failure of such Restraint to be removed.

      (c) Termination by Parent. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval, by action of Parent:

                  (i)   if any of the conditions set forth in Section 6.1 or
      Section 6.2 shall have become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by Parent, and Parent shall have provided the Company with written notice of its intent to terminate this Agreement pursuant to this clause (i) at least three business days prior to the effective date of such termination, if the inability to fulfill the condition is not due to the failure of Parent or Merger Sub to comply in all respects with its obligations under this Agreement;

                  (ii) if the Board of Directors of the Company shall have withdrawn, modified or qualified the Company Recommendation in a manner adverse to Parent; or

                  (iii) if there shall have occurred any change, effect, event, occurrence or state of facts that results in a Material Adverse Effect on the Company.

      (d) Termination by the Company. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Shareholder Approval by the Company,

                  (i)   if any of the conditions set forth in Section 6.1 or
      Section 6.3 shall have become incapable of being fulfilled at any time on or before the Termination Date and shall not have been waived by the Company, and the Company shall have provided Parent with written notice of its intent to terminate this Agreement pursuant to this clause (i) at least three business days prior to the effective date of such termination, if the inability to fulfill the condition is not due to the failure of the Company to comply in all respects with its obligations under this Agreement; or

                  (ii) if the Board of Directors of the Company shall have withdrawn, modified or qualified the Company Recommendation.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement will forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Section 7.2, Section 7.5 and Article VIII, which provisions survive such termination; provided, however, that nothing herein will relieve any party from any liability for any willful or intentional breach by such party of this Agreement.

      Section 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Shareholder Approval; provided, however, that, after the Company Shareholder Approval, there is not to be made any amendment that by law requires further approval by the shareholders of the Company without further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      Section 7.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may
(a) extend the time for the performance of any of the obligations or other acts of the other party or parties (as the case may be), (b) waive any inaccuracies in the representations and warranties of the other party or parties (as the case may be) contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party or parties (as the case may be) with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

      Section 7.5 Fees and Expenses.

      (a) Except as set forth in Section 7.5(b), all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

      (b)         If (i) the Company shall terminate this Agreement pursuant to
Section 7.1(d)(ii), or (ii) the Company shall have failed to hold the Company Shareholder Meeting by November 19, 2004 for the purpose of obtaining the Company Shareholder Approval and Parent terminates the Agreement pursuant to
Section 7.1(c)(i), then the Company shall pay to Parent, by wire transfer of immediately available funds, the amount of $50,000,000 (the "Termination Fee") on the date of such termination.

      (c) The Company and Parent acknowledge that the agreements contained in Section 7.5(b) are an integral part of the transaction contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for any of the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Parent in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement will survive the Effective Time, except the covenants and agreements contained in Articles II and VIII and Sections 5.5 and 5.9, each of which will survive in accordance with its terms.

      Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement must be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

            if to the Company, to:

                National Processing, Inc.
                1900 East Ninth Street
                Cleveland, Ohio 44114
                Telecopy No.: 216-222-7084
                Attention: Jon Gorney

                with a copy (which shall not constitute notice) to:

                Jones Day
                North Point
                901 Lakeside Avenue
                Cleveland, Ohio 44114
                Telecopy No.: (216) 579-0212
                Attention: Lyle G. Ganske
            if to Parent, to:

                Bank of America Corporation
                100 North Tryon Street
                NC1-007-20-01
                Charlotte, North Carolina 28255
                Telecopy No.: (704) 386-0181
                Attention: General Counsel

                with a copy (which shall not constitute notice) to:

                Helms Mulliss & Wicker, PLLC
                201 North Tryon Street
                Charlotte, North Carolina 28202
                Telecopy No.: (704) 343-2300
                Attention: Boyd C. Campbell

            if to Merger Sub, to:

                Monarch Acquisition, Inc.
                c/o: Bank of America Corporation
                100 North Tryon Street
                NC1-007-20-01
                Charlotte, North Carolina  28255
                Telecopy No.:  (704) 386-0181
                Attention:  General Counsel

                with a copy (which shall not constitute notice) to:

                Helms Mulliss & Wicker, PLLC
                201 North Tryon Street
                Charlotte, North Carolina  28202
                Telecopy No.:  (704) 343-2300
                Attention:  Boyd C. Campbell

      Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement. In the event of an ambiguity or question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. No provision of this Agreement will be interpreted in favor of, or against any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and

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

words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have the meanings ascribed to them herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as is from time to time amended or supplemented, including by succession of comparable successor statutes. For purposes of this Agreement, (a) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (b) "knowledge" of any person that is not an individual means the actual knowledge of such person's directors and executive officers,
(c) "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or otherwise, (d) "Liens" means all pledges, claims, liens, options, charges, easements, restrictions, adverse claims, covenants, conditions of record, encroachments, encumbrances and security interests of any kind or nature whatsoever, (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interest of which) is owned directly or indirectly by such first person, (f) all dollar amounts are expressed in United States funds, and (g) "Permitted Liens" means (i) Liens for Taxes or governmental assessments or similar obligations the payment of which is not yet due and payable or delinquent, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, and (iv) Liens securing executory obligations under any lease, regardless of whether it constitutes an "operating lease" or a "capitalized lease" under GAAP.

      Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5, are not intended to confer upon any person other than the parties any rights or remedies.

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

      Section 8.6 Governing Law. This Agreement is to be governed by, and construed in accordance with, the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of each other party; provided, however, that Parent may assign Merger Sub's rights, interests and obligations, in whole or in part, under this Agreement to Parent or any other affiliate of Parent. Any assignment in violation of this Section 8.7 will be void and of no effect. Subject to the preceding two sentences, this Agreement is binding upon, inures to the benefit of, and is enforceable by, the parties and their respective successors and assigns.

      Section 8.8 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal courts located in the State of Ohio in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

      Section 8.9 Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Ohio, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section 8.11 Disclosure Letters. Matters reflected in the Company Disclosure Letter and the Parent Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in such Disclosure Letters. Such additional matters may be set forth for informational purposes, do not necessarily include other matters of a similar nature that are not required to be reflected in such Disclosure Letters, and do not establish any standard or definition of materiality. The Company Disclosure Letter and the Parent Disclosure Letter have been arranged in a manner that corresponds to the Sections of this Agreement; provided, however, that a disclosure made in any section of the Company Disclosure Letter or the Parent

Disclosure Letter that is sufficient to reasonably inform the recipient of information required to be disclosed in another section of such Disclosure Letter to avoid a misrepresentation under a Section of this Agreement shall be deemed, for all purposes of this Agreement, to have been made under the other section of such Disclosure Letter. The mere listing in the Company Disclosure Letter or the Parent Disclosure Letter, however, of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself or the mere listing of the document or item in such Disclosure Letter otherwise reasonably informs the recipient of an exception to the representation or warranty).

            Section 8.12 Parent Commitment.

      (a) If this Agreement is terminated solely as a result of the failure of the condition set forth in Section 6.2(g) hereof, for a two-year period beginning on the date of such termination, Parent and its affiliates agree that they shall not enter into any agreement with ABN AMRO Bank, N.V. or any of its affiliates (collectively, "ABN AMRO") for the purpose of conducting the Business (as defined below).

      (b) The provisions of this Section 8.12 shall not limit or interfere with (i) the conduct by Parent and its affiliates of the Business as that Business is conducted on the date hereof (including with ABN AMRO, but in such case only to the extent so conducted on the date hereof), (ii) the ability of Parent to acquire all or any part of the business, assets or operations of ABN AMRO or (iii) Parent's ability in the future to conduct the Business alone or in conjunction with any other third party (except as expressly limited in Section 8.12(a)).

      (c) "Business" means the business of (i) authorizing, processing, transmitting, settling and reporting Charge Card (as defined below) transactions for merchants, (ii) the settlement and reporting of commission payments for car rental companies, cruise line operators, tour operators and hotels and (iii) the collection, settlement and reporting of health-care claims between insurance payers and health-care providers; provided, however, that "Business" shall not include (x) authorizing Charge Card transactions by a financial institution on behalf of its own Charge Card holders or (y) the collection or settlement of health-care claims by a financial institution on behalf of its customers in connection with those customers' use of their checking, savings, money market, Automated Clearinghouse (ACH) transfers (in connection with such financial institution's cash management function) or similar accounts with such financial institution. "Charge Card" means (i) a valid card issued by (A) an issuing member of MasterCard Incorporated, International ("MasterCard") or VISA U.S.A., Inc. ("VISA") that contains the MasterCard service mark or the VISA Blue, White and Gold bands design service mark (or such marks as MasterCard or VISA (or their successors) may establish from time to time), or (B) American Express, Discover, JCB International Co., Ltd., Diners Club or Carte Blanche and (ii) any other card payment vehicles (including, but not limited to, on-line debit and EBT cards).

                     (SIGNATURES ARE ON THE FOLLOWING PAGE.)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    BANK OF AMERICA CORPORATION


                                    By:   /s/ Rose-Marie V. Stercay
                                       ____________________________________
                                       Name:  Rose-Marie V. Stercay
                                       Title: Senior Vice President



                                    MONARCH ACQUISITION, INC.


                                    By:   /s/ Rose-Marie V. Stercay
                                       _____________________________________
                                       Name:  Rose-Marie V. Stercay
                                       Title: Vice President



                                    NATIONAL PROCESSING, INC.


                                    By:   /s/ Jon L. Gorney
                                       _____________________________________
                                       Name:  Jon L. Gorney
                                       Title: Chairman and CEO